                                    BYLAWS

                                      OF

                         APPLIED MEDICAL MERGER CORP.

       (As approved pursuant to the Organizational Consent Of Directors effective as of November 16, 2000)

                                   ARTICLE I.

                                    Offices

      The  registered  office  of the  corporation  shall  be in the  City  of
Wilmington,  County of New  Castle,  State of  Delaware or such other city and county as the board of directors shall determine.

      The  corporation  may also have offices at such other places both within and without the State of Delaware as the board of  directors  may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.

                                 Stockholders

      Section  1.  Annual  Meeting.  The annual  meeting  of the  stockholders shall be held at a time  and date  fixed  by the  board of  directors  for the purpose of electing  directors and for the  transaction of such other business as may come before the  meeting.  If the  election of  directors  shall not be held  at the  annual  meeting  of  the  stockholders,  or at  any  adjournment thereof,  the board of  directors  shall  cause the  election  to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

      Section 2.  Special  Meetings.  Special  meetings  of the  stockholders, for any purpose,  unless otherwise prescribed by statute, may be called by the president or by the board of directors.

      Section 3. Place Of Meeting.  The person or persons  authorized  to call any annual or special  meeting  may  designate  any  place,  either  within or outside  Delaware,  as the place for the meeting.  If no  designation is made, the  place  of  meeting  shall  be  the  principal  corporate  offices  of the corporation.

      Section 4.  Fixing Date For  Determination  Of  Stockholders  Of Record.
For the purpose of determining  stockholders  entitled to notice of or to vote at any meeting of  stockholders  or any  adjournment  thereof,  or entitled to express consent to corporate action in writing without a meeting,  or entitled to receive  payment of any dividend or other  distribution or allotment of any rights,  or  entitled  to  exercise  any  rights  in  respect  of any  change, conversion or exchange of stock or for any other lawful  action,  the board of directors  may  fix,  in  advance,  a date as the  record  date  for any  such determination of  stockholders,  which date shall not be more than 60 nor less than ten days before the date of such meeting,  nor more than 60 days prior to any other  action.  If no record  date is fixed then the record  date shall be as  follows:  (a) for  determining  stockholders  entitled  to notice of or to vote at the  meeting of  stockholders,  the close of  business on the day next preceding  the  day  on  which  the  meeting  is  held;  (b)  for  determining stockholders  entitled  to  express  consent  to  corporate  action in writing without  a  meeting,  when no  prior  action  by the  board  of  directors  is necessary,  the day on which the first written  consent is expressed,  and (c)
for determining  stockholders for any other purpose,  the close of business on the day on which  the  board  of  directors  adopts  the  resolution  relating thereto.  A  determination  of stockholders of record entitled to notice of or to vote at a meeting of  stockholders  shall apply to any  adjournment  of the meeting;  provided,  however, that the board of directors may fix a new record date for the adjourned meeting.

      Section 5.  Notice Of Meeting.  Written  notice  stating the place,  day and hour of the meeting,  and, in the case of a special  meeting,  the purpose or purposes for which the meeting is called,  shall be delivered not less than ten nor more than 60 days  before the date of the  meeting,  unless  otherwise required by statute,  either  personally  or by mail, to each  stockholder  of record  entitled to vote at such  meeting.  If mailed,  such  notice  shall be deemed to be delivered when deposited in the United States mail,  addressed to the  stockholder  at his  address  as it  appears  on the  stock  books of the corporation,  with  postage  thereon  prepaid.  When a meeting is adjourned to another time or place,  notice need not be given of the  adjourned  meeting if the  time and  place  thereof  are  announced  at the  meeting  at  which  the adjournment is taken.  At the adjourned  meeting the  corporation may transact any business which might have been transacted at the original meeting.

      Section 6.  Organization.  The  president  or any vice  president  shall call meetings of  stockholders  to order and act as chairman of such meetings.
In the  absence of said  officers,  any  stockholder  entitled to vote at that meeting,  or any proxy of any such stockholder,  may call the meeting to order and a chairman shall be elected by a majority of the stockholders  entitled to vote at  that  meeting.  In the  absence  of the  secretary  or any  assistant secretary of the  corporation,  any person appointed by the chairman shall act as secretary of such meetings.

      Section  7.  Agenda And  Procedure.  The board of  directors  shall have
the   responsibility   of   establishing   an  agenda  for  each   meeting  of
stockholders,  subject  to the rights of  stockholders  to raise  matters  for consideration  which may  otherwise  properly  be brought  before the  meeting although not included  within the agenda.  The chairman  shall be charged with the orderly conduct of all meetings;  provided  however,  that in the event of any  difference  in opinion  with  respect to the proper cause of action which
cannot  be  resolved  by  reference   to  statute,   or  to  the  articles  of
incorporation  or these  bylaws,  Robert's  Rules Of Order  (as last  revised)
shall govern the disposition of the matter.

      Section  8.  Voting  Lists.  The  officer  who has  charge  of the stock books of the  corporation  shall  prepare  and make,  at least ten days before every meeting of stockholders,  a complete list of the  stockholders  entitled to vote at the  meeting,  arranged  in  alphabetical  order,  and  showing the address of each  stockholder  and the number of shares  registered in the name of each  stockholder.  Such  list  shall  be open to the  examination  of each stockholder,  for any purpose germane to the meeting, during ordinary business hours,  for a period of at least ten days  prior to the  meeting,  either at a place  within the city where the  meeting is to be held,  which place shall be specified in the notice of the meeting,  or if not so specified,  at the place where the meeting is to be held.  The list shall also be produced  and kept at the time and place of the meeting  during the whole time  thereof,  and may be inspected by any stockholder who is present.

      Section  9.  Quorum.  A  majority  of  the  outstanding  shares  of  the corporation  entitled  to vote,  represented  in  person  or by  proxy,  shall constitute  a quorum at a  meeting  of  stockholders  for the  transaction  of business  except as  otherwise  provided by statute or by the  certificate  of incorporation.  If  fewer  than a  majority  of  the  outstanding  shares  are represented at a meeting,  a majority of the shares so represented may adjourn the meeting from time to time in  accordance  with Section 5 of this  Article, until a quorum shall be present or represented.

      Section  10.  Manner  Of  Acting.  When  a  quorum  is  present  at  any meeting,  the affirmative vote of a majority of the shares  represented at the meeting and  entitled to vote on the  subject  matter  shall be the act of the stockholders,  unless a different  vote is required by law or the  certificate of incorporation, in which case such express provision shall govern.

      Section  11.  Informal   Action  By   Stockholders.   Unless   otherwise
provided  in  the  certificate  of  incorporation,   any  action  required  or
permitted to be taken at any meeting of the  stockholders may be taken without a meeting,  without  prior notice and without a vote,  provided that a consent in writing,  setting forth the action so taken, shall be signed by the holders of  outstanding  stock  having not less than the minimum  number of votes that would be  necessary to authorize or take such action at a meeting at which all shares  entitled to vote thereon were present and voted.  Prompt notice of the taking  of the  corporate  action  without a  meeting  by less than  unanimous written  consent shall be given to those  stockholders  who have not consented in  writing.  In the event that the action  which is  consented  to is such as would  require  the filing of a  certificate  with the  Secretary  of State of
Delaware  under the General  Corporation  Law of the State of Delaware if such
action  had  been  voted  on  by  stockholders  at  a  meeting  thereof,   the
certificate  filed shall state,  in lieu of any statement  required  under law concerning any vote of  stockholders,  that written  consent has been given in accordance  with the  provision of law and that written  notice has been given as provided by law.

      Section  12.  Proxies.  Each  stockholder  entitled to vote at a meeting of  stockholders  or to express  consent or  dissent  to  corporate  action in writing  without a meeting may  authorize  any other  person or persons to act for him by proxy,  but no such proxy  shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.

      Section  13.  Voting  Of  Shares.   Unless  otherwise  provided  in  the
certificate  of  incorporation  and subject to the  provisions of Section 4 of this Article,  each  stockholder  shall be entitled to one vote for each share of capital  stock held by such  stockholder.  In the  election  of  directors, each record holder of stock  entitled to vote at such election  shall have the right to vote the number of shares  owned by him for as many  persons as there are  directors  to be  elected,  and for  whose  election  he has the right to vote.  Cumulative voting shall not be allowed.

      Section  14.  Voting Of  Shares  By  Certain  Holders.  Persons  holding stock in a  fiduciary  capacity  shall be entitled to vote the shares so held.
Persons  whose  stock is  pledged  shall be  entitled  to vote,  unless in the transfer  by the  pledgor  on the books of the  corporation  the  pledgor  has expressly  empowered  the  pledgee  to vote  thereon,  in which  case only the pledgee or his proxy may  represent  such shares and vote  thereon.  If shares stand of  record  in the names of two or more  persons,  whether  fiduciaries, members of a  partnership,  joint tenants,  tenants in common,  tenants by the entirety  or  otherwise,  or if two or more  persons  have the same  fiduciary
relationship   respecting  the  same  shares,  unless  the  secretary  of  the corporation  is given written  notice to the contrary and if furnished  with a copy of the instrument or order  appointing them or creating the  relationship wherein it is so  provided,  their acts with respect to voting shall be as set forth in the General Corporation Law of the State of Delaware.

      Section  15.  Inspectors.  The  chairman  of the meeting may at any time appoint  one or more  inspectors  to serve at a meeting  of the  stockholders.
Such inspector(s)  shall decide upon the  qualifications of voters,  including the  validity  of  proxies,  accept  and count the votes for and  against  the questions  presented,  report the results of such  votes,  and  subscribe  and deliver to the  secretary of the meeting a  certificate  stating the number of shares of stock  issued and  outstanding  and entitled to vote thereon and the
number  of  shares  voted  for  and  against  the  questions  presented.   The
inspector(s)  does not need to be a stockholder  of the  corporation,  and any director or officer of the  corporation  may be an  inspector  on any question other  than a vote  for or  against  his  election  to any  position  with the corporation or on any other question in which he may be directly interested.

                                 ARTICLE III.

                              Board Of Directors

      Section  1.   General   Powers.   The   business   and  affairs  of  the
corporation  shall  be  managed  by or under  the  direction  of its  board of directors,  except as otherwise provided in the General Corporation Law of the
State of Delaware or the certificate of incorporation.

      Section 2.  Number,  Tenure And  Qualification.  The number of directors of the corporation  shall be as determined by the board of directors and shall be not fewer  than one nor more than  twelve.  Directors  shall be  elected at each annual meeting of stockholders  except as otherwise provided in Section 3 of this  Article.  Each director  shall hold office until his successor  shall have  been  elected  and  qualified  or  until  the  earliest  of  his  death, resignation  or  removal.  Directors  need not be  residents  of  Delaware  or stockholders of the corporation.

      Section  3.  Vacancies.  Any  director  may resign at any time by giving written notice to the corporation.  Such resignation  shall take effect at the
time  specified  therein;   and  unless  otherwise   specified  therein,   the
acceptance  of such  resignation  shall not be necessary to make it effective.
Any vacancy or newly created  directorship  resulting  from an increase in the authorized  number of directors may be filled by the  affirmative  vote of the majority of directors  then in office,  although  less than a quorum,  or by a sole remaining director,  and a director so chosen shall hold office until the next annual  election and until his  successor is duly elected and  qualified, unless sooner  displaced.  If at any time, by reason of death,  resignation or other cause,  the  corporation  should have no  directors  in office,  then an election of directors  may be held in the manner  provided by law. When one or more  directors  shall  resign from the board,  effective  at a future date, a majority  of the  directors  then  in  office,  including  those  who  have so resigned,  shall  have the power to fill any  vacancy or  vacancies,  with the vote  thereon to take  effect  when such  resignation  or  resignations  shall become  effective,  and each  director so chosen  shall hold office  until the next  annual  election  and  until  his  successor  is  duly  elected  and has qualified.

      Section 4.  Regular  Meetings.  Unless  otherwise  approved by the board of  directors,  a  regular  meeting  of the board of  directors  shall be held without other notice than this bylaw  immediately  after and at the same place as the annual meeting of  stockholders.  The board of directors may provide by resolution  the time and place,  either  within or outside  Delaware,  for the holding  of  additional  regular  meetings  without  other  notice  than  such resolution.

      Section  5.  Special   Meetings.   Special  meetings  of  the  board  of
directors  may be  called by or at the  request  of the  president  or any two directors.  The person or persons  authorized to call special  meetings of the board of directors may fix any place,  either within or outside  Delaware,  as the place for holding any special meeting of the board of directors  called by them.

      Section  6.  Notice.  Notice of any  special  meeting  shall be given at least 24 hours previous thereto by written notice delivered personally,  or at least one business day (and not less than 24 hours)  previous  thereto if sent by facsimile to the business  address of the  director,  or at least five days previous  thereto  if mailed to a  director  at his  business  address,  or by notice  given at least two days  previous  thereto  by  telegraph.  If mailed, such  notice  shall be deemed to be  delivered  when  deposited  in the United
States mail so addressed,  with postage  thereon  prepaid.  If notice be given by telegram,  such notice shall be deemed to be delivered when the telegram is delivered to the  telegraph  company.  Neither the  business to be  transacted at,  nor the  purpose  of,  any  regular  or  special  meeting of the board of directors  need be  specified  in the  notice  or  waiver  of  notice  of such meeting.

      Section  7.  Quorum.  A  majority  of the  number of  directors  then in office  shall  constitute  a quorum for the  transaction  of  business  at any meeting of the board of  directors,  but if less than such majority is present at a meeting,  a majority  of the  directors  present  may adjourn the meeting from time to time,  without  notice  other than  announcement  at the meeting, until a quorum shall be present.

      If a meeting of the board of  directors  at which a quorum is present is
adjourned  for  more  than  24  hours,   notice  of  the  time  and  place  of
reconvention  of the adjourned  meeting shall be given, to those directors who were not present at the  adjournment  of the meeting,  in accordance  with the provisions of Section 6 of this Article.

      Section  8.  Manner  Of  Acting.   The  vote  of  the  majority  of  the
directors  present at a meeting at which a quorum is present  shall be the act of the board of directors,  except as may be otherwise  specifically  provided by law or the certificate of incorporation.

      Section 9.  Removal.  Unless  otherwise  restricted by law, any director or the entire board of directors  may be removed,  with or without  cause,  by the  holders of a majority  of shares  then  entitled  to vote at a meeting of stockholders.

      Section  10.  Committees.  The board of  directors  may,  by  resolution passed by a majority of the whole  board,  designate  one or more  committees,
each   committee  to  consist  of  one  or  more  of  the   directors  of  the
corporation.  The board  may  designate  one or more  directors  as  alternate members of any committee,  who may replace any absent or  disqualified  member at any  meeting of the  committee.  In the  absence or  disqualification  of a member of a committee,  the member or members  thereof  present at any meeting and not  disqualified  from voting,  whether or not they  constitute a quorum, may  unanimously  appoint  another  member of the board of directors to act at the  meeting  in the place of such  absent or  disqualified  member.  Any such committee,  to the extent provided in the resolution of the board of directors and except as prohibited below in this paragraph,  shall have and may exercise all the powers and  authority of the board of directors in the  management  of the business and affairs of the  corporation,  and may  authorize  the seal of the  corporation to be affixed to all papers which may require it; but no such committee  shall  have the  power  or  authority  in  reference  to amend  the
certificate   of   incorporation,   to  adopt  an   agreement   of  merger  or
consolidation,  to recommend to the  stockholders  the sale, lease or exchange of all or  substantially  all of the  corporation's  property  and assets,  to
recommend  to  the   stockholders  a  dissolution  of  the  corporation  or  a
revocation of a dissolution,  or to amend the bylaws of the corporation;  and, unless the resolution expressly so provides,  no such committee shall have the power or  authority  to declare a dividend  or to  authorize  the  issuance of stock.  Each committee  shall keep regular  minutes of its meetings and report the same to the board of directors when required.

      Section  11.   Compensation.   Unless   otherwise   restricted   by  the
certificate of  incorporation  or these bylaws,  the board of directors  shall have the authority to fix the  compensation  of  directors.  The directors may be paid their expenses,  if any, of attendance at such meeting of the board of directors  and may be paid a fixed sum for  attendance  at each meeting of the board of directors  or a stated  salary as  director.  No such  payment  shall preclude any director from serving the  corporation  in any other capacity and receiving  compensation  therefor.  Members of any  committee of the board may be allowed like compensation for attending committee meetings.

      Section 12.  Action By Written  Consent Of Directors.  Unless  otherwise restricted by the  certificate of  incorporation  or these bylaws,  any action required or  permitted to be taken at any meeting of the board of directors or any  committee  thereof  may be taken  without a meeting if all members of the board or  committee,  as the case may be,  consent  thereto in writing and the writing or  writings  are filed with the  minutes  of the  proceedings  of the board or committee.

      Section 13. Meetings By Telephone.  Unless  otherwise  restricted by the certificate  of  incorporation  or  these  bylaws,  members  of the  board  of directors,  or  any  committee  designated  by the  board  of  directors,  may participate in a meeting of the board of directors,  or any committee thereof, by means of conference telephone or similar communications  equipment by means of which all persons  participating  in the  meeting can hear each other,  and such  participation in a meeting in such manner shall  constitute  presence in person at the meeting.

                                  ARTICLE IV.

                              Officers And Agents

      Section  1.  General.  The  officers  of  the  corporation  shall  be  a president,  a secretary  and a Treasurer.  The board of directors  may appoint
such  other  officers,   assistant   officers,   and  agents,  a  chairman  or
vice-chairmen of the board,  assistant  secretaries and assistant  Treasurers, as they may  consider  necessary,  who shall be chosen in such manner and hold their  offices for such terms and have such  authority and duties as from time to time may be determined  by the board of directors.  The salaries of all the officers  of the  corporation  shall be fixed by the board of  directors.  Any number of offices  may be held by the same person  with the  exception  of the office of  president  and  secretary  being  held  simultaneously  by the same person, or as otherwise  provided in the certificate of incorporation or these bylaws.

      Section  2.   Election   And  Term  Of  Office.   The  officers  of  the
corporation  shall be elected by the board of directors  annually at the first meeting of the board held after each annual  meeting of the  stockholders.  If the  election of officers  shall not be held at such  meeting,  such  election shall be held as soon  thereafter as  conveniently  may be. Each officer shall hold office until his successor  shall have been duly elected and qualified or until the earliest to occur of his death, resignation or removal.

      Section 3.  Removal.  Any officer or agent  elected or  appointed by the board of  directors  may be removed at any time by the board  whenever  in its judgment the best interests of the corporation will be served thereby.

      Section 4.  Vacancies.  Any officer may resign at any time upon  written notice to the  corporation.  Such  resignation  shall take  effect at the time stated therein;  and unless  otherwise  specified  therein,  the acceptance of such  resignation  shall not be  necessary to make it  effective.  Any vacancy occurring in any office by death,  resignation,  removal or otherwise shall be filled by the board of directors  for the  unexpired  portion of the term.  If any  officer  shall be absent or unable for any reason to perform  his duties, the board of directors,  to the extent not otherwise  inconsistent  with these bylaws or law, may direct that the duties of such officer  during such absence or inability shall be performed by such other officer or assistant  officer as seems advisable to the board.

      Section  5.  Authority  And  Duties Of  Officers.  The  officers  of the corporation  shall  have the  authority  and shall  exercise  the  powers  and perform the duties specified  below, and as may be otherwise  specified by the board of directors or by these  bylaws,  except that in any event each officer shall  exercise such powers and perform such duties as may be required by law, and in cases  where the duties of any officer or agent are not  prescribed  by these bylaws or by the board of directors,  such officer or agent shall follow the orders and  instructions  of each of the following in the following  order of priority:  (a) the chief executive officer,  (b) the president and (c) if a chairman of the board is elected, then the chairman of the board.

            (a)  Chief  Executive   Officer.   The  chief  executive  officer,
subject to the direction  and  supervision  of the board of  directors,  shall have the following  responsibilities:  (i) have general and active  control of the corporation's  affairs,  business and property and general  supervision of its  officers,  agents and  employees;  (ii)  preside at all  meetings  of the stockholders;  (iii)  see that all  orders  and  resolutions  of the  board of
directors  are  carried  into  effect;   and  (iv)  sign  or  countersign  all
certificates,  contracts  and other  instruments  of the  corporation,  except where  required or permitted  by law to be  otherwise  signed and executed and except where the signing and execution  thereof  shall be expressly  delegated by the board of directors to some other  officer or agent of the  corporation.
In addition,  the chief executive officer shall,  unless otherwise directed by the board of directors,  attend in person or by substitute  appointed by them, or by  written  instruments  appointing  proxy or  proxies  to  represent  the corporation,  all meetings of the stockholders of any corporation in which the corporation  shall hold any stock and may,  on behalf of the  corporation,  in person or by  substitute  or proxy,  execute  written  waivers  of notice  and consents with respect to such meetings.  At all such meetings,  and otherwise, the  chief  executive  officer,  in  person  or  by  substitute  or  proxy  as aforesaid,  may vote  the  stock so held by the  corporation  and may  execute written  consent  and other  instruments  with  respect  to such stock and may exercise  any and all rights  and powers  incident  to the  ownership  of said stock,  subject  however  to  the  instructions,  if  any,  of  the  board  of directors.  Subject to the  directions  of the board of  directors,  the chief executive  officer  shall  exercise  all other  powers and  perform  all other duties  normally  incident  to the  office  of chief  executive  officer  of a corporation  and shall  exercise  such  other  powers and  perform  such other duties as from time to time may be assigned to him by the board.

            (b)  President.   The  president  shall  be  the  chief  operating
officer  of  the  corporation  and  shall  report  to and  be  subject  to the direction and  supervision of the chief  executive  officer.  At any time that there is no one who has been  elected and is then  serving as chief  executive officer,  the  president  shall have the powers and  perform the duties of the chief executive officer.

            (c)  Chairman  Of The Board.  If a chairman  of the board has been elected,  the chairman of the board shall preside at all meetings of the board of  directors.  The chairman of the board shall not have the  authority to act on behalf of the  corporation,  or otherwise  commit or bind the  corporation,
unless  specifically   authorized  by  the  board  of  directors  in  specific
instances.

            (d)  Vice  Presidents.   The  vice  presidents,  if  so  directed,
shall assist the chief executive  officer and shall perform such duties as may be  assigned  to  them by the  chief  executive  officer  or by the  board  of directors.  In the absence of the president,  the vice president designated by the  board  of  directors  or (if  there  be no  such  designation)  the  vice president  senior in rank as fixed by the board of  directors  or (if there be no  designation  or  ranking  by the board of  directors)  the vice  president designated in writing by the  president  shall have the powers and perform the duties of the president.  If no such  designation or ranking shall be made all vice presidents may exercise such powers and perform such duties.

            (e)   Secretary.   The  secretary   shall  perform  the  following
functions:  (i)  record  or  cause  to be  recorded  the  proceedings  of  the meetings of the  stockholders,  the board of directors  and any  committees of the board of  directors in a book to be kept for that  purpose;  (ii) see that all notices are duly given in accordance  with the  provisions of these bylaws or as required by law;  (iii) be  custodian  of the  corporate  records and of the seal of the corporation;  (iv) keep at the corporation's registered office or principal place of business within or outside Delaware a record  containing the  names and  addresses  of all  stockholders  and the  number  and class of shares held by each,  unless such a record  shall be kept at the office of the corporation's  transfer  agent or  registrar;  (v) have general  charge of the stock books of the  corporation,  unless the corporation has a transfer agent;
and (vi) in  general,  perform  all  other  duties as from time to time may be assigned  to  him  by  the  chief  executive  officer,  or  by  the  board  of directors.  Assistant  secretaries,  if any,  shall  have the same  duties and powers, subject to supervision by the secretary.

            (f)  Treasurer.  The  Treasurer,  if one shall be  elected,  shall perform the following  functions:  (i) be the principal  financial  officer of the  corporation  and  have the care and  custody  of all  funds,  securities, evidences of indebtedness  and other personal  property of the corporation and deposit  the  same  in  accordance  with  the  instructions  of the  board  of directors;  (ii) receive and give receipts and acquittances for monies paid in on  account  of the  corporation,  and pay out of the funds on hand all bills, payrolls  and other just debts of the  corporation  of  whatever  nature  upon maturity;  (iii) be the principal accounting officer of the corporation and as such  prescribe  and  maintain  the methods and  systems of  accounting  to be followed,  keep  complete  books and records of account,  prepare and file all local,  state and  federal tax  returns,  prescribe  and  maintain an adequate system of internal  audit,  and  prepare  and  furnish to the chief  executive officer  and  the  board  of  directors  statements  of  account  showing  the financial  position of the corporation and the results of its operations;  and
(iv)  perform all other duties  incident to the office of  Treasurer  and such other  duties as from time to time may be  assigned  to the  Treasurer  by the chief executive officer or the board of directors.  Assistant  Treasurers,  if any, shall have the same powers and duties,  subject to the supervision of the
Treasurer.  The  Treasurer  may also be designated as and/or have the title of the Chief Financial Officer.

      Section  6.  Surety  Bonds.  The  board of  directors  may  require  any officer or agent of the  corporation  to execute to the  corporation a bond in such  sums and with  such  sureties  as shall be  satisfactory  to the  board,
conditioned  upon  the  faithful   performance  of  his  duties  and  for  the
restoration  to the  corporation  of all books,  papers,  vouchers,  money and other  property  of  whatever  kind in his  possession  or under  his  control belonging to the corporation.

      Section 7. Salaries.  Officers of the  corporation  shall be entitled to such salaries, emoluments,  compensation or reimbursement as shall be fixed or allowed from time to time by the board of directors.

                                  ARTICLE V.

                                     Stock

      Section  1.  Certificates.  Each  holder  of  stock  in the  corporation shall be entitled to have a certificate  signed in the name of the corporation by the chief  executive  officer,  president or a  vice-president,  and by the
Treasurer  or an  assistant  Treasurer,  or  the  secretary  or  an  assistant
secretary  of  the   corporation.   Any  of  or  all  the  signatures  on  the
certificate  may  be  facsimile.  In  case  any  officer,  transfer  agent  or registrar who has signed or whose  facsimile  signature has been placed upon a certificate shall have ceased to be such officer,  transfer agent or registrar before such  certificate is issued,  it may be issued by the corporation  with the same effect as if he were such  officer,  transfer  agent or  registrar at the date of issue.  Certificates of stock shall be consecutively  numbered and shall be in such form  consistent with law as shall be prescribed by the board of directors.

      Section 2.  Record.  A record  shall be kept of the name of each  person or other entity holding the stock  represented by each  certificate for shares of the  corporation  issued,  the  number of shares  represented  by each such certificate,  the date thereof and, in the case of  cancellation,  the date of cancellation.  The person or other  entity in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof,  and thus a holder of record of such  shares of stock,  for all  purposes  as regards  the corporation.

      Section 3.  Consideration  For Shares.  Shares  shall be issued for such consideration  (but  not  less  than  the  par  value  thereof)  as  shall  be determined  from  time to time by the  board  of  directors.  Treasury  shares shall be disposed of for such  consideration as may be determined from time to time by the board.  Such  consideration  may consist,  in whole or in part, of cash,  personal  property,  real property,  leases of real property,  services rendered,  or promissory notes, and shall be paid in such form, in such manner and at such times as the directors may require.

      Section  4.  Issuance  Of  Stock.   The  capital  stock  issued  by  the
corporation shall be deemed to be fully paid and nonassessable  stock, if: (a)
the entire amount of the  consideration  has been received by the  corporation in the form or forms set forth in Section 3 of this  Article V and if any part of the  consideration is in the form of a promissory note or other obligation, such note or obligation  has been  satisfied in full; or (b) not less than the amount of the  consideration  determined to be capital pursuant to statute has been received by the  corporation  in the form or forms set forth in Section 3 of this Article V and the  corporation  has received a binding  obligation  of the  subscriber  or  purchaser  to pay  the  balance  of the  subscription  or purchase price; provided,  however, nothing contained herein shall prevent the board of directors from issuing partly paid shares as described herein.

      The  corporation may issue the whole or any part of its shares as partly paid and subject to call for the  remainder  of the  consideration  to be paid therefor.  Upon  the  face  or  back  of  each  stock  certificate  issued  to represent  any such partly paid shares the total  amount of the  consideration to be paid  therefor  and the amount paid  thereon  shall be stated.  Upon the declaration  of any dividend upon partly paid shares,  the  corporation  shall declare a dividend  upon partly  paid shares of the same class,  but only upon the basis of the percentage of the consideration actually paid thereon.

      The directors may from time to time demand  payment,  in respect of each share of stock not fully paid, of such sum of money as the  necessities of the business  may,  in the  judgment  of the  board  of  directors,  require,  not exceeding in the whole,  the balance  remaining unpaid on said stock, and such sum so  demanded  shall be paid to the  corporation  at such times and by such installments as the directors  shall direct.  The directors shall give written notice of the time and place of such  payments,  which  notice shall be mailed to each holder or  subscriber  to his last known post office  address at least thirty  days  before the time for such  payment  for stock  which is not fully paid.

      The corporation  may, but shall not be required to, issue fractions of a share. If it does not issue  fractions of a share,  it shall:  (a) arrange for the disposition of fractional  interests by those entitled thereto; (b) pay in cash  the fair  value  of  fractions  of a share  as of the  time  when  those entitled  to receive  such  fractions  are  determined;  or (c) issue scrip or warrants  in  registered  or bearer  form which  shall  entitle  the holder to receive a  certificate  for a full share upon the  surrender  of such scrip or warrants  aggregating  a full share.  A  certificate  for a  fractional  share shall,  but scrip or warrants shall not unless provided  therein,  entitle the holder to  exercise  voting  rights,  to  receive  dividends  thereon,  and to participate  in  any  of  the  assets  of the  corporation  in  the  event  of liquidation.  The board of directors  may cause scrip or warrants to be issued subject to the  conditions  that they shall become void if not  exchanged  for certificates  representing  full shares before a specified date, or subject to the  conditions  that the shares for which scrip or warrants are  exchangeable may be sold by the  corporation  and the proceeds  thereof  distributed to the holders of scrip or  warrants,  or subject to any other  conditions  which the board of directors may impose.

      The board of  directors  may, at any time and from time to time,  if all of the shares of capital  stock which the  corporation  is  authorized  by its certificate of  incorporation  to issue have not been issued,  subscribed for, or  otherwise  committed  to  be  issued,  issue  or  take  subscriptions  for additional  shares of its  capital  stock up to the amount  authorized  in its certificate of incorporation.

      Section   5.  Lost   Certificates.   In  case  of  the   alleged   loss,
destruction  or mutilation of a certificate  of stock,  the board of directors may direct the issuance of a new  certificate  in lieu thereof upon such terms and  conditions  in  conformity  with law as it may  prescribe.  The  board of directors  may in its  discretion  require a bond in such form and  amount and with such surety as it may determine, before issuing a new certificate.

      Section 6.  Transfer Of Shares.  Upon  surrender to the  corporation  or to a  transfer  agent  of the  corporation  of a  certificate  of  stock  duly endorsed or  accompanied  by proper  evidence  of  succession,  assignment  or authority to transfer,  it shall be the duty of the corporation to issue a new certificate to the person entitled  thereto,  cancel the old certificate,  and record  the  transaction  in the  stock  books;  provided  however,  that  the corporation  shall not be  required  to effect the  requested  transfer if the corporation  believes  the  requested  transfer  would be in  violation of any applicable law, regulation, court order or other restriction of any nature.

      Section 7. Registered  Stockholders.  The corporation  shall be entitled to recognize  the exclusive  right of a person  registered on its books as the owner of shares  to  receive  dividends,  and to vote as such  owner,  and the corporation  shall be  entitled  to hold  liable for calls and  assessments  a person  registered  on its books as the owner of shares,  and the  corporation shall not be bound to  recognize  any  equitable or other claim to or interest in such  share or shares on the part of any other  person,  whether  or not it shall have express or other  notice  thereof  except as otherwise  provided by the laws of Delaware.

      Section 8. Transfer  Agents,  Registrars  And Paying  Agents.  The board may at its  discretion  appoint one or more transfer  agents,  registrars  and agents for making  payment upon any class of stock,  bond,  debenture or other security  of the  corporation.  Such  agents  and  registrars  may be  located either  within or outside  Delaware.  They  shall have such  rights and duties and shall be entitled to such compensation as may be agreed.

                                  ARTICLE VI.

                   Indemnification Of Officers And Directors

      Section 1.  Indemnification  Of  Directors,  Officers,  And Others.  Any
person  who  was or is a party  or is  threatened  to be  made a party  to any threatened,  pending or completed action,  suit or proceeding,  whether civil, criminal,  administrative or  investigative,  by reason of the fact that he is or was at any time since the inception of the corporation a director,  officer or employee of the  corporation,  or is or was at any time since the inception of the  corporation  serving at the request of the  corporation as a director,
officer,  employee  or  agent  of  another  corporation,   partnership,  joint
venture,  trust  or other  enterprise,  including  serving  as  trustee,  plan administrator  or other  fiduciary  of any  employee  benefit  plan,  shall be indemnified  by the  corporation  to the full extent  permitted by the General
Corporation  Law of the  State  of  Delaware  (or  any  similar  provision  or provisions of applicable law at the time in effect).

      Section  2.  Indemnification  Of  Officers,  Directors  And  Employees
Pursuant  To The Common Law Or  Statutory  Provisions  Other Than The General
Corporation  Law Of The State Of  Delaware.  Any  person who was or is a party or is  threatened to be made a party to any  threatened,  pending or completed action,  suit  or  proceeding,  whether  civil,  criminal,  administrative  or investigative,  by reason of the fact that he is or was at any time  since the
inception  of  the  corporation  a  director,   officer  or  employee  of  the
corporation,  or is or was at any time since the inception of the  corporation serving at the request of the corporation as a director,  officer, or employee
of  another   corporation,   partnership,   joint  venture,   trust  or  other
enterprise,   including  serving  as  trustee,  plan  administrator  or  other
fiduciary  of  any  employee   benefit  plan,  shall  be  indemnified  by  the
corporation  to the  full  extent  permitted  by  the  common  law  and by any statutory  provision  other than the General  Corporation  Law of the State of
Delaware.

      Section 3. Mandatory Advance Of Expenses.  Reasonable  expenses incurred in defending  any action,  suit or  proceeding  described in Section 1 or 2 of this  Article  VI shall be paid by the  corporation  in  advance  of the final disposition of such action,  suit or proceeding upon receipt of an undertaking by or on behalf of such director,  officer or employee to repay such amount to the  corporation if it shall  ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

      Section 4. Payment Of Indemnified  Claims.  Reasonable  amounts required to be paid in  settlement  or as a judgment in any action,  suit or proceeding described  in  Section  1 or 2 of  this  Article  VI  shall  be  paid  by  the corporation  within 90 days of the receipt of an  undertaking  by or on behalf of such director,  officer or employee to repay such amount to the corporation if  it  shall  ultimately  be  determined  that  he  is  not  entitled  to  be indemnified  by the  corporation  as  authorized  in  this  Article;  provided however,  that the corporation  shall not be required to pay such amounts if a majority  of the  members of the board of  directors  vote to deny the request for  indemnification  within the 90 day period set forth in this  Section 4 if such amounts  previously  have not been paid by the  corporation in accordance with this Section 4.

      Section  5.  Rights  Of  Appeal.  In  the  event  that  the  corporation
advances   funds  for   indemnification   pursuant  to  this   Article,   and,
subsequently,   indemnification   pursuant   to  this   Article  is   declared
unenforceable  by a court,  or the  corporation  determines that the director, officer or employee on whose  behalf the funds were  advanced is not  entitled to indemnification  pursuant to this Article,  then such director,  officer or employee  shall have the right to retain the  indemnification  payments  until all appeals of the court's or the corporation's decision have been exhausted.

      Section   6.   Additional   Indemnification.    Without   limiting   the
indemnification  otherwise  provided by this Article VI, any person who was or is a party or is threatened to be made a party to any  threatened,  pending or completed action, suit or proceeding, whether civil, criminal,  administrative or  investigative,  by reason of the fact that he is or was at any time  since the  inception  of the  corporation  a  director,  officer or  employee of the corporation or a wholly owned subsidiary of the  corporation,  or is or was at any time since the inception of the corporation a trustee,  plan administrator or other  fiduciary  of any  employee  benefit  plan of the  corporation  or a wholly  owned  subsidiary  of the  corporation,  shall be  indemnified  by the corporation against all expenses,  including attorneys' fees, judgments, fines and amounts paid in  settlement,  actually and  reasonably  incurred by him in connection with such action,  suit or proceeding,  including an action or suit by or in the right of the  corporation to procure a judgment in its favor,  if he acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best  interests of the  corporation,  and,  with respect to any criminal  action or  proceeding,  he had no  reasonable  cause to believe  his conduct was unlawful.  The  termination  of any action,  suit or proceeding by judgment,  order, settlement,  conviction, or upon a plea of nolo contendre or its  equivalent,  shall not, of itself,  create a presumption  that the person did not act in good faith and in a manner which he  reasonably  believed to be in or not opposed to the best interests of the  corporation,  and with respect to any criminal  action or proceeding,  had  reasonable  cause to believe that his conduct was unlawful.

      Section 7. Indemnification Not Exclusive.  The indemnification  provided in this  Article  shall not be deemed  exclusive  of any other rights to which any person seeking  indemnification may be entitled under any agreement,  vote of stockholders or disinterested directors or otherwise,  both as to action in his official  capacity and as to action in another capacity while holding such office.

      Section   8.   Insurance.   By  action   of  the  board  of   directors,
notwithstanding  any interest of the directors in such action, the corporation may  purchase and  maintain  insurance,  in such amounts as the board may deem appropriate,  on behalf of any  person  who is or was a  director,  officer or employee  of the  corporation  or is or was  serving  at  the  request  of the corporation as a director,  officer, employee or agent of another corporation, partnership,  joint venture,  trust or other enterprise  against any liability asserted against him and incurred by him in any such capacity,  or arising out of his status as such,  regardless of whether the  corporation  would have the power to indemnify him against such liability under  applicable  provisions of laws.

      Section 9.  Applicability;  Effect. Any  indemnification and advancement of  expenses  provided  by or  granted  pursuant  to this  Article VI shall be applicable to acts or omissions  that  occurred  prior to the adoption of this
Article  VI,  shall  continue  as to any  persons who ceased to be a director, officer,  or employee of the  corporation or a wholly owned  subsidiary of the corporation,  or was  serving  as or has since  ceased to be a  trustee,  plan administrator  or  other  fiduciary  of  any  employee  benefit  plan  of  the corporation or a wholly owned subsidiary of the  corporation,  and shall inure to the benefit of the heirs,  executors,  and  administrators  of such person.
The repeal or amendment of this Article VI or any Section or provision  hereof which would have the effect of limiting,  qualifying or restricting any of the powers or rights of  indemnification  provided or permitted in this Article VI shall not, solely by reason of such repeal or amendment,  eliminate,  restrict or otherwise  affect the right or power of the  corporation  to indemnify  any person, or affect any right of  indemnification  of such person,  with respect to any acts or omissions  which  occurred  prior to such repeal or  amendment.
All rights  under this Article VI shall be deemed to be provided by a contract between the corporation and each person covered hereby.

      Section  10.  Savings  Clause.  If this  Article  VI or any  Section  or provision  hereof shall be  invalidated  by any court on any ground,  then the corporation  shall  nevertheless  indemnify each party  otherwise  entitled to indemnification  hereunder  to  the  fullest  extent  permitted  by law or any applicable provision of this Article VI that shall not have been invalidated.

                                 ARTICLE VII.

                    Execution Of Instruments; Loans; Checks
                      And Endorsements; Deposits; Proxies

      Section  1.  Execution  Of  Instruments.   The  president  or  any  vice
president  shall have the power to execute and deliver on behalf of and in the name of the corporation  any instrument  requiring the signature of an officer of the corporation,  except as otherwise provided in these bylaws or where the execution and delivery  thereof  shall be expressly  delegated by the board of
directors  to  some  other  officer  or  agent  of  the  corporation.   Unless
authorized to do so by these bylaws or by the board of directors,  no officer, agent or employee  shall have any power or authority  to bind the  corporation in any way,  to pledge its credit or to render it liable  pecuniarily  for any purpose or in any amount.

      Section  2.   Loans  To   Directors,   Officers   And   Employees.   The
corporation  may lend money to,  guarantee  the  obligations  of and otherwise assist directors,  officers and employees of the corporation,  or directors of another  corporation  of which the  corporation  owns a majority of the voting stock,  only upon compliance with the requirements of the General  Corporation
Law of the State of Delaware.

      Section  3.  Checks  And  Endorsements.  All  checks,  drafts  or  other orders for the  payment of money,  obligations,  notes or other  evidences  of indebtedness,  bills of lading,  warehouse  receipts,  trade  acceptances  and other such instruments  shall be signed or endorsed by such officers or agents of the  corporation  as shall from time to time be determined by resolution of the board of directors,  which resolution may provide for the use of facsimile signatures.

      Section  4.  Deposits.  All  funds  of  the  corporation  not  otherwise employed shall be deposited from time to time to the  corporation's  credit in such banks or other  depositories  as shall from time to time be determined by resolution  of the  board of  directors,  which  resolution  may  specify  the officers  or  agents of the  corporation  who shall  have the  power,  and the manner in which such powers shall be  exercised,  to make such deposits and to endorse,  assign and deliver for  collection  and deposit  checks,  drafts and other  orders for the  payment  of money  payable  to the  corporation  or its order.

      Section 5. Proxies.  Unless  otherwise  provided by  resolution  adopted by the board of directors,  the president or any vice  president may from time to time appoint one or more agents or  attorneys-in-fact  of the  corporation, in the name and on behalf  of the  corporation,  to cast the  votes  which the corporation  may be  entitled  to  cast  as  the  holder  of  stock  or  other securities in any other corporation,  association or other entity any of whose stock or other securities may be held by the  corporation,  at meetings of the
holders  of  the  stock  or  other  securities  of  such  other   corporation,
association  or other  entity or to  consent  in  writing,  in the name of the corporation  as such other  entity,  and may instruct the person or persons so appointed as to the manner of casting such votes or giving such  consent,  and may  execute  or  cause  to be  executed  in the  name  and on  behalf  of the corporation  and under its  corporate  seal,  or  otherwise,  all such written proxies  or  other  instruments  as he may deem  necessary  or  proper  in the premises.

                                 ARTICLE VIII.

                                 Miscellaneous

      Section 1.  Waivers Of Notice.  Whenever  notice is required to be given by law, by the  certificate  of  incorporation  or by these bylaws,  a written waiver thereof,  signed by the person entitled to said notice,  whether before or after the time  stated  therein,  shall be  deemed  equivalent  to  notice.
Attendance  of a person  at a  meeting  or (in the case of a  stockholder)  by proxy shall  constitute  a waiver of notice of such  meeting,  except when the person  attends  a  meeting  for the  express  purpose  of  objecting,  at the beginning  of the meeting,  to the  transaction  of any  business  because the meeting  was not  lawfully  called or  convened.  Neither  the  business to be transacted  at,  nor the  purpose  of, any  regular or special  meeting of the stockholders,  directors,  or members of a committee of  directors  need to be specified  in  any  written  waiver  or  notice  unless  so  required  by  the certificate of incorporation or these bylaws.

      Section 2.  Presumption  Of Assent.  A director  or  stockholder  of the corporation  who  is  present  at a  meeting  of the  board  of  directors  or stockholders  at which  action  on any  corporate  matter  is  taken  shall be presumed to have  assented  to the action  taken  unless his dissent  shall be entered  in the  minutes of the  meeting  or unless he shall file his  written dissent to such action with the person  acting as the secretary of the meeting before the  adjournment  thereof or shall  forward such dissent by  registered mail to the secretary of the corporation  immediately after the adjournment of the  meeting.  Such  right  to  dissent  shall  not  apply  to a  director  or stockholder who voted in favor of such action.

      Section  3.  Seal.  The  corporate  seal  of the  corporation  shall  be circular in form and shall contain the name of the  corporation  and the words
"Seal,  Delaware."  The  custodian  of the seal  shall be the  secretary,  who along  with  the  president  or  other  officer  authorized  by the  board  of directors, may affix the seal to documents of the corporation.

      Section  4.  Amendments.   These  bylaws  may  be  altered,  amended  or
repealed  or new  bylaws  may be  adopted  by the  board of  directors  at any meeting  of  the  directors  or by the  stockholders  at  any  meeting  of the stockholders  if in  the  case  of a  stockholders'  meeting  notice  of  such alteration,  amendment,  repeal or adoption is contained in the notice of such stockholders' meeting.

      Section 5.  Emergency  Bylaws.  Subject to repeal or change by action of the  stockholders,  the  board of  directors  may  adopt  emergency  bylaws in accordance with and pursuant to the provisions of the General  Corporation Law of the State of Delaware.